Exhibit 99.1

TriSalus Life Sciences Announces Expiration and Results of Exchange Offer and

Consent Solicitation Relating to Warrants

WESTMINSTER, CO -- (BUSINESS WIRE) – June 26, 2024 -- TriSalus Life Sciences® Inc. (“TriSalus” or the “Company”) (Nasdaq: TLSI), an oncology company integrating its novel delivery technology with immunotherapy to transform treatment for patients with liver and pancreatic tumors, announced today the expiration and results of its previously announced exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to its warrants (the “Warrants”) identified in the Prospectus/Offer to Exchange that forms a part of the Registration Statement (as defined below). The Offer and Consent Solicitation expired one minute after 11:59 p.m., Eastern Standard Time, on June 25, 2024.

Pursuant to the Offer, the Company offered all holders of each class of its Warrants, consisting of (i) its publicly-traded Warrants (the “Public Warrants”), (ii) certain Warrants issued in a private placement transaction occurring simultaneously with the closing of the initial public offering of the Company (the “Private Placement Warrants”) and (iii) certain Warrants issued for working capital requirements and payment of certain expenses of the Company (“Working Capital Warrants”), the opportunity to receive 0.30 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), in exchange for each Warrant tendered by the holder and exchanged pursuant to the Offer. As previously disclosed, parties representing approximately 34.8% of the Public Warrants agreed to tender their Public Warrants in the Offer and to consent to the Warrant Amendment (as defined below) in the Consent Solicitation pursuant to tender and support agreements. The Company did not receive tender and support agreements with respect to the Private Placement Warrants or Working Capital Warrants.

The Offer and Consent Solicitation expired at one minute after 11:59 p.m., Eastern Standard Time, on June 25, 2024. The Company has been advised that the Warrants tendered were comprised of 6,533,614 Public Warrants (including 9,185 Public Warrants tendered through guaranteed delivery), 504,685 Private Placement Warrants, and 0 Working Capital Warrants, which represents approximately 78.89%, 10.23% and 0.00% of the outstanding Warrants of each respective class, were validly tendered and not validly withdrawn prior to the expiration of the Offer and Consent Solicitation. The Company expects to accept all validly tendered Warrants for exchange and settlement on or before July 1, 2024.

In addition, pursuant to the Consent Solicitation, the Company received the approval of approximately 78.89% of the outstanding Public Warrants to amend the warrant agreement that governs the Warrants (the “Warrant Amendment”), which represents a majority of the outstanding Public Warrants required to effect the Warrant Amendment with respect to the Public Warrants. Pursuant to the Consent Solicitation, the Company did not receive the requisite approval to effect the Warrant Amendment with respect to either the Private Placement Warrants or Working Capital Warrants. Accordingly, the Company and Continental Stock Transfer & Trust Company entered into the Warrant Amendment, dated June 26, 2024, with respect to the Public Warrants but not the Private Placement Warrants or Working Capital Warrants.

The Company also announced that its Registration Statement on Form S-4 (Registration No. 333- 279691), filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 24, 2024 (the “Registration Statement”), registering shares of Common Stock issuable in the Offer and pursuant to the Warrant Amendment was declared effective by the SEC on June 25, 2024.

Oppenheimer & Co. Inc. served as the Dealer Manager and Solicitation Agent for the Offer and Consent Solicitation. Morrow Sodali LLC served as the Information Agent for the Offer and Consent Solicitation, and Continental Stock Transfer & Trust Company served as the Exchange Agent.

About TriSalus Life Sciences

TriSalus Life Sciences® is an oncology focused medical technology business providing disruptive drug delivery technology with the goal of improving therapeutics delivery to liver and pancreatic tumors.

The Company’s platform includes devices that utilize a proprietary drug delivery technology and a clinical stage investigational immunotherapy. The Company’s two FDA-cleared devices use its proprietary Pressure-Enabled Drug Delivery™ (PEDD™) approach to deliver a range of therapeutics: the TriNav® Infusion System for hepatic arterial infusion of liver tumors and the Pancreatic Retrograde Venous Infusion System for pancreatic tumors. PEDD is a novel delivery approach designed to address the anatomic limitations of arterial infusion for the pancreas. The PEDD approach modulates pressure and flow in a manner that delivers more therapeutic to the tumor and is designed to reduce undesired delivery to normal tissue, bringing the potential to improve patient outcomes. Nelitolimod, the Company’s investigational immunotherapeutic candidate, is designed to improve patient outcomes by treating the immunosuppressive environment created by many tumors and which can make current immunotherapies ineffective in the liver and pancreas. Patient data generated during Pressure-Enabled Regional Immuno-Oncology™ (PERIO) clinical trials support the hypothesis that nelitolimod delivered via PEDD may have favorable immune effects within the liver and systemically. The target for nelitolimod, TLR9, is expressed across cancer types and the mechanical barriers addressed by PEDD are commonly present as well. Nelitolimod delivered by PEDD will be studied across several indications in an effort to address immune dysfunction and overcome drug delivery barriers in the liver and pancreas.

In partnership with leading cancer centers across the country – and by leveraging deep immuno-oncology expertise and inventive technology development – TriSalus is committed to advancing innovation that improves outcomes for patients. Learn more at trisaluslifesci.com and follow us on X (formerly Twitter) and LinkedIn.

No Offer or Solicitation

This press release shall not constitute an offer to exchange or the solicitation of an offer to exchange or the solicitation of an offer to purchase any securities, nor shall there be any exchange or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Registration Statement filed with the SEC registering shares of Common Stock issuable in the Offer and pursuant to the Warrant Amendment was declared effective by the SEC on June 25, 2024.

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby under the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “expect,” “will” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements may include, but are not limited to, statements regarding the Company’s acceptance of all validly tendered Warrants for exchange of shares of Common Stock in the Offer and settlement thereof. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation: the Company’s ability to successfully accept all validly tendered Warrants for exchange of shares of Common Stock; the uncertainty as to whether the Company will exercise its right to force exchange the Public Warrants pursuant to the Warrant Amendment in the future; risks related to future market adoption of the Company’s offerings; risks related to the Company’s marketing and growth strategies; risks associated with clinical development and regulatory approval of drug delivery and pharmaceutical product candidates, including that future clinical results may not be consistent with patient data generated during the Company’s clinical trials, the cost and timing of all development activities and clinical trials, unexpected safety and efficacy data observed during clinical studies, changes in expected or existing competition or market conditions, changes in the regulatory environment, unexpected litigation or other disputes, the effects of competition on the Company’s future business; the risks discussed in the Company’s quarterly report on Form 10-Q for the period ended March 31, 2024 under the heading “Risk Factors”; and the risks discussed in the Company’s Registration Statement, under the heading “Risk Factors” and other documents of the Company filed, or to be filed, with the SEC. If any of these risks materialize or any of the Company’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently does not know of or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by applicable law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

For Media and Investor Inquiries:

Argot Partners

212.600.1902

TriSalus@argotpartners.com